Exhibit 10.2

                                LICENSE AGREEMENT

            This Agreement (the "Agreement") is made and entered into as of July 30, 1999 (the "Effective Date") by and between Vidikron Technologies Group, Inc., a Delaware corporation (the "Licensor") and Vidikron of America, Inc., a Delaware corporation, (the "Licensee").

            WHEREAS, Licensor is the exclusive owner of the "Vidikron" trademark as more fully described in Exhibit A, tradename and any and all other intellectual property rights of any nature whatsoever related directly thereto now or hereafter owned by Licensor (such trademark, tradename and other intellectual property rights collectively, the "Trademark"); and

            WHEREAS, in order to induce the Licensee to enter into this Agreement, simultaneously herewith, Licensor is entering into a license agreement with Vidikron S.p.A. ("VSPA"), in the form attached hereto as Exhibit A; and

            WHEREAS, Licensee wishes to use the Trademark in connection with the distribution and/or sale by Licensee of audio, video and audio-video products developed, manufactured and marketed by the Licensee ("VOA Products") and developed, manufactured and marketed by VSPA ("VSPA Products"; together with the VOA Products, the "Products") throughout the Territories (as defined herein); and

            WHEREAS, for the purposes hereof, Licensor is willing to grant, and Licensee is willing to accept, a trademark license upon the terms and conditions herein set forth.

            NOW, THEREFORE, in consideration of the mutual consents and promises herein contained, the parties hereto agree as follows:

            1. GRANT OF LICENSE.

                  (a) Grant of License. Licensor hereby grants Licensee a license to use Licensor's Trademark, listed in Exhibit A hereto in connection with the distribution and sale of the Products, subject to the terms and conditions set forth in this Agreement. This license shall be irrevocable, to the extent set forth herein, and, to the extent set forth in Section 3, exclusive. Licensee acknowledges and agrees that this Agreement does not give Licensee any right, title and interest in Licensor's Trademarks, any rights to file for, apply for, or make any filings in any jurisdictions, nor any right to use Licensor's Trademarks, except as provided by the express terms of this Agreement. Licensee further acknowledges and agrees that this Agreement does not give Licensee any right to sublicense the right to sublicense Licensor's Trademarks without prior approval of Licensor, which approval shall not be unreasonably withheld; provided, however that Licensee shall have the right to grant a sublicense to an affiliate of Licensee, without prior approval of Licensor as long as such affiliate agrees to be bound by the terms of this Agreement, and, in particular, to continue to make royalty payments as provided for herein. For purposes


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herein, affiliate shall have the meaning set forth in Rule 405 of the Securities
Act of 1933 (the "Act").

                  (b) Fee. Upon execution of this Agreement, Licensee shall pay Licensor a one time payment of $50,000.

                  (c) Royalty. Licensee agrees to pay to Licensor a royalty ("Royalty") equal to two percent (2%) of Net Sales (as defined below) actually received by Licensee in connection with Licensee's distribution and/or sale of the Products using the Trademark, which royalty shall be paid on a quarterly basis, in arrears, thirty (30) days after the end of each calendar quarter. "Net Sales" shall mean gross sales less refunds, applicable sales and use taxes, shipping and handling fees, discounts, credits and returns.

                  (d) Negative Covenant. Except for the rights granted pursuant to this Agreement and the license agreement attached hereto as Exhibit A, Licensor shall not grant any rights whatsoever with respect to the Trademark.

            2. TERM

                  (a) Duration. The term of this Agreement shall commence on the date hereof and unless terminated earlier pursuant to subparagraphs (b) or (c) below, shall remain in full force and effect until the tenth anniversary hereof (the "Initial Term"). Upon the expiration of the Initial Term, this Agreement shall automatically renew for an additional ten (10) year period, provided that Licensee shall have paid to Licensor an aggregate amount of no less than $150,000 pursuant to Section 1 above. Thereafter, this Agreement shall automatically renew for successive ten (10) year periods, provided that during each such successive ten (10) year period, Licensee shall have paid to Licensor an aggregate Royalty of no less than the aggregate Royalty paid by Licensee to Licensor in the immediately preceding ten (10) year period.

                  (b) Early Termination by Licensor. If any one or more of the following events occurs:

                        (i) Licensee shall become insolvent, or shall take the benefit of any present or future insolvency statute, or shall make a general assignment for the benefit of creditors, or file a voluntary petition in bankruptcy or a petition or answer seeking an arrangement for its reorganization, or the readjustment of its indebtedness under the Federal bankruptcy laws, or under any other law or statute of the United States or any state thereof, or shall consent to the appointment of a receiver, trustee or liquidator of all or substantially all of its property;

                        (ii) A petition under any part of the Federal bankruptcy laws, or an action under any present or future insolvency laws or statute, shall be filed against Licensee and shall not be dismissed within thirty (30) days after the filing thereof; or

                        (iii) Licensee shall materially fail to keep, perform and observe each and every promise, covenant and agreement set forth in this Agreement on its part


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to be kept, performed or observed, and such breach or default shall continue for a period of more than thirty (30) days after receipt by Licensee of written notice of such breach or default, except where fulfillment of its obligations requires activity over a period of time and Licensee shall have commenced in good faith to perform whatever may be required for fulfillment of its obligations and continued such performance without interruption except for causes beyond its control;

                        (iv.) Licensee is in violation of any statute, ordinance or regulation of any Federal, State or Municipal authority with reference to the operation of its business and the same has not been remedied within ten (10) days after notice from the authorities to the Licensee of the violation.

then in its discretion Licensor shall have the right to terminate this Agreement.

                  (c) Early Termination by Licensee. If any one or more of the following events occurs:

                        (i) Licensor shall become insolvent, or shall take the benefit of any present or future insolvency statute, or shall make a general assignment for the benefit of creditors, or file a voluntary petition in bankruptcy or a petition or answer seeking an arrangement for its reorganization, or the readjustment of its indebtedness under the Federal bankruptcy laws, or under any other law or statute of the United States or any state thereof, or shall consent to the appointment of a receiver, trustee or liquidator of all or substantially all of its property;

                        (ii) A petition under any part of the Federal bankruptcy laws, or an action under any present or future insolvency laws or statute, shall be filed against Licensor and shall not be dismissed within thirty (30) days after the filing thereof; or

                        (iii) Licensor shall materially fail to keep, perform and observe each and every promise, covenant and agreement set forth in this Agreement on its part to be kept, performed or observed, and such breach or default shall continue for a period of more than thirty (30) days after receipt by Licensee of written notice of such breach or default, except where fulfillment of its obligations requires activity over a period of time and Licensee shall have commenced in good faith to perform whatever may be required for fulfillment of its obligations and continued such performance without interruption except for causes beyond its control;

then in its discretion Licensee shall have the right to terminate this Agreement.

                  (d) Effect of Termination. Upon and after the termination of this Agreement (the "Termination Date"), Licensee shall refrain from further use of the Trademark in the Territory (as defined in Section 3 hereof) with respect to the Products and all trademark rights, goodwill and other rights in or to the Trademark granted to Licensee hereunder shall immediately cease and automatically revert to the Licensor; provided, however, Products sold prior to the Termination Date do not have to be recalled. In addition, Licensor shall be entitled to recover from the Licensee all accounts or debts of Licensee that Licensor pays in order to protect


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the goodwill and reputation of Licensor, all damages incurred as a result of the events that gave rise to the termination and/or the termination itself.

            3. TERRITORIES.

                  The use of the Trademark granted by this Agreement shall be limited to the sale of Products and the rights granted in the geographic areas set forth below (the "Territories") and the Licensee agrees and covenants not to use the Trademark outside of the Territory or for any purpose other than the sale of products as specified:

===============================================================================
Geographic Area              Applicable Products        Rights Granted
===============================================================================
North America                Products                   Exclusive
--------------------------------------------------------------------------------
South America                Products                   Exclusive
--------------------------------------------------------------------------------
Europe                       VOA Products               Non-Exclusive
--------------------------------------------------------------------------------
Worldwide (excluding         VOA Products               Exclusive
Italy and Europe)
===============================================================================

                  For purposes of this Agreement, VOA Products and VSPA Products shall be as set forth in Exhibit B.

            4. COVENANTS OF LICENSEE REGARDING TRADEMARK.

                  (a) Acts in Derogation of the TrademarksLicensee shall not do or permit any act or thing to be done (i) in derogation of any of the rights of Licensor in connection with the Trademark or (ii) to diminish the value or reputation of the Trademark, and Licensee shall use the Trademark only for the uses and in the manner as provided in this Agreement.

                  (b) Prohibition Against Disputing Licensor's Rights. During or after the term of this Agreement, Licensee shall not in any way dispute or impugn the validity of the Trademark, or the rights of Licensor to it, or the rights of Licensor to use it.

            5. RECORDS

                  The Licensee shall deliver to Licensor a quarterly accounting statement specifying the volume and pricing of sales of the Products for that quarter, as well as the credits, returns, refunds, and cost of goods incurred by Licensee with respect to the Products. Such accounting statements shall be due, together with applicable royalty fees, thirty (30) days after the end of each calendar quarter. Upon reasonable written notice and during normal business hours, Licensor shall have the right, not more than twice during any twelve (12) month period, to review and audit Licensee's books and records with respect to royalties. Licensor shall have sixty (60) days from the receipt of each report to assert a claim with respect to such report.


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            6. CLAIMS MADE AGAINST LICENSEE.

                  (a) Claims made against Licensee. If Licensee receives notice or is informed or learns of any claim, suit or demand against Licensee on account of any alleged infringement, unfair competition, or similar matter relating to Licensee's use of the Trademark, Licensee shall promptly notify Licensor of such claim, suit or demand. Licensor shall have the right to defend, compromise or settle any such claim at Licensor's sole cost and expense, using attorneys mutually agreed upon by Licensor and Licensee, and Licensee agrees to cooperate fully with Licensor in connection with the defense of any such claim. Licensee may participate at Licensee's own expense in such defense or settlement.

                  (b) Infringers. If Licensee receives notice or is informed or learns that any third party, which Licensee believes to be unauthorized to use the Trademark, is using the Trademark or any variant of it, Licensee promptly shall notify Licensor of the facts relating to such possible infringing use. Thereupon, Licensor shall promptly take any action as may be necessary to protect the trademark from dilution or infringement. Licensee may participate at Licensee's own expense in any prosecution of or action against any potential unauthorized user.

                  (c) Notice. Licensee shall notify Licensor of any and all infringements, imitations, illegal use or misuse of Licensor's trademarks which come to Licensee's attention. Licensee shall notify Licensor of such acts and furnish Licensor with all evidence concerning these acts within seven (7) days of Licensee's receiving information thereof. Licensor shall take all appropriate action in the Courts, administrative agencies or otherwise to prevent such infringement, imitation, illegal use or misuse of the trademarks, after prior consultation with Licensee.

                        In the event that Licensee should be notified of claims and/or assertions of rights adverse to those of Licensor in Licensor's Trademarks, Licensee shall forthwith notify Licensor of such claims and/or assertions and furnish Licensor with all information and evidence concerning such claims and/or assertions.

                  (d) Assistance. Licensee undertakes to render Licensor all assistance reasonably requested in connection with any matter pertaining to the protection of Licensor's trademarks in the Subject Territory whether in the Courts, administrative agencies or otherwise, and to make promptly available to Licensor, its representatives, agents and attorneys all of the Licensee's files, records and other information and materials pertaining to the distribution and sale of the Goods and Services as may be reasonably requested, including all persons reasonably required by Licensor to assist Licensor in connection with any matter pertaining to the protection of Licensor's trademarks.

            7. INDEMNIFICATION

                  (a) Licensor's Indemnification of Licensee. Licensor shall indemnify and hold Licensee harmless from and against any and all claims, actions, expenses, losses, liabilities, damages, fines, fees and expenses, including counsel fees and expenses, arising


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out of, concerning or affecting, in whole or in part, this Agreement or the business conducted by Licensee, its agents or employees.

                  (b) Licensee's Indemnification of Licensor. Licensee shall indemnify and hold Licensor harmless from and against any and all claims, actions, expenses, losses, liabilities, damages, fines, fees and expenses, arising out of, concerning or affecting, in whole or in part, this Agreement or the business conducted by Licensor, its agents or employees.

            8. ASSIGNMENT.

                  Licensor has the right to assign this Agreement, and all of its rights and privileges, to any other person, firm or corporation; provided that the Trademark has been assigned to such person, firm or corporation and such person, firm or corporation agrees to be bound by the terms of this Agreement. Licensee may not assign its rights and privileges in this Agreement to any other person, firm or corporation without the express written consent of Licensor, which consent shall not be unreasonably withheld. Licensor hereby consents to the pledge of this license and the grant of a security interest in this license and the rights hereunder to Market LLC, as a lender to Licensee.

            9. MISCELLANEOUS.

                  (a) Entire Agreement. This Agreement constitutes the entire agreement between the parties with reference to the subject matter of this Agreement and supersede all prior negotiations, understandings, representations and agreements. Licensor and Licensee each expressly acknowledge that no oral promises or declarations were made by either to the other and that the obligation of both Licensor and Licensee are confined exclusively to the terms in this Agreement.

                  (b) No Franchise. Licensee and Licensor agree that this Agreement is not a franchise agreement, as such agreements are defined under the statutes and regulations of the United States and the State of New Jersey, and therefore that this Agreement is not subject to those statutes and regulations. Licensee and Licensor further agree that each will execute any documents and give any testimony which is necessary to avoid having this Agreement construed as a franchise agreement.

                  (c) Amendment. This Agreement, including but not limited to this provision, may not be amended orally, but may be amended only by a written instrument signed by the parties.

                  (d) Governing Law. This Agreement is to be governed by, and construed and enforced in accordance with, the laws of the State of New York without regard to its choice of law principles.

                  (e) Severability. If any part, article, paragraph, sentence or clause of this Agreement is held to be indefinite, invalid or otherwise unenforceable, the entire Agreement


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shall not fail on account of such holding, and the balance of this Agreement shall continue in full force and effect.

                  (f) Waiver. The failure of Licensor at any time to enforce any of the provisions of this Agreement shall not be deemed or construed to be a waiver of any such provision, nor to in any way affect the validity of this Agreement or any provision hereof or the right of Licensor to thereafter enforce each and every provision of this agreement. No waiver of any breach of any of the provisions of this Agreement shall be effective unless set forth in a written instrument executed by the party or parties against whom or which enforcement of such waiver is sought; and no waiver of any such breach shall be construed or deemed to be a waiver of any other or subsequent breach.

                  (g) Execution in Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

                  (h) Notice.

                        Any notice required or permitted to be given under this Agreement shall be in writing and shall be served upon the other party personally, by overnight courier or by return receipt requested, postage prepaid, and shall be deemed given when received. Notices shall be addressed as follows:

                        (i) Notice to Licensor:

                              Vidikron Technologies Group, Inc.
                              150 Bay Street
                              Jersey City, New Jersey
                              Attention: President

                        (ii) Notice to Licensee:

                              Vidikron of America, Inc.
                              150 Bay Street
                              Jersey City, New Jersey
                              Attention: President

      [SIGNATURE PAGE TO FOLLOW]


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            IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

                                    VIDIKRON TECHNOLOGIES GROUP, INC.

                                    By: /s/ Phillip Siegel
                                        ----------------------
                                        Name:  Phillip Siegel
                                        Title: Chairman


                                    VIDIKRON OF AMERICA, INC.

                                    By: /s/ Phillip Siegel
                                        ----------------------
                                        Name:  Phillip Siegel
                                        Title: